EXHIBIT 99

FORM 4 JOINT FILER INFORMATION

Name:            Metropolitan Venture Partners (Advisors), LP

Address:       c/o Metropolitan Venture Partners
590 Madison Avenue, 34th Floor
New York, New York 10022

Designated Filer:      Metropolitan Venture Partners II LP

Issuer & Ticker Symbol:    Direct Insite Corp (DIRI.OB)

Statement for Month/Date/Year:     07/05/2011

Signature:	METROPOLITAN VENTURE PARTNERS (ADVISORS), LP By: Metropolitan Venture Partners Corp., its general partner By: /s/ Michael Levin Name: Michael Levin Title: Vice President of Finance

Name:             Metropolitan Venture Partners Corp.

Address:        c/o Metropolitan Venture Partners
590 Madison Avenue, 34th Floor
New York, New York 10022

Designated Filer:       Metropolitan Venture Partners II LP

Issuer & Ticker Symbol:    Direct Insite Corp (DIRI.OB)

Statement for Month/Date/Year:    07/05/2011

Signature:	METROPOLITAN VENTURE PARTNERS CORP.

By: /s/ Michael Levin Name: Michael Levin Title: Vice President of Finance